                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2)
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

                          CANYON RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11. 1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         3)       Filing Party:

                  --------------------------------------------------------------
         4)       Date Filed:

                  --------------------------------------------------------------

                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 13, 2002

To Our Shareholders:

         The Annual Meeting of Shareholders ("Meeting") of Canyon Resources Corporation (the "Company"), a Delaware corporation, will be held at 3:00 p.m. (Mountain daylight time) on Thursday, June 13, 2002, at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the following purposes:

         1. To elect two directors of the Company, each for a three-year term.

         2. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 22, 2002, are entitled to notice of and to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours for a period of 10 days prior to the Meeting at the Company's headquarters, 14142 Denver West Parkway, Suite 250, Golden, Colorado.

         The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                       By Order of the Board of Directors



                                       Gary C. Huber
                                       Corporate Secretary
Golden, Colorado
April 30, 2002


            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

         Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY

                          CANYON RESOURCES CORPORATION
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 13, 2002

         This Proxy Statement is furnished to the shareholders of Canyon Resources Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Meeting") of the Company. The Meeting will be held on June 13, 2002, at 3:00 p.m. (Mountain daylight time) at the Denver West Marriott Hotel, 1717 Denver West Blvd., Golden, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses will be paid by the Company.

         All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the election of the nominees for director named in this Proxy Statement, and in the proxy holders' discretion on such other business as may properly come before the Meeting. Any proxy may be revoked by a shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date, or by attending the Meeting and voting in person.

         This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about April 30, 2002. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the Meeting.

                                VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on April 22, 2002, are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on April 22, 2002, there were 18,199,549 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. Assuming a quorum is present, the nominees receiving the highest number of votes cast will be elected as directors.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of April 22, 2002, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee for director of the Company, by each executive officer named in the table titled "Summary Compensation Table," which appears elsewhere in this Proxy Statement, and by all officers and directors of the Company as a group. Unless otherwise noted, each shareholder has sole investment and voting power over the shares owned.


                 NAME OF                           TYPE OF          NUMBER OF       PERCENT OF
            BENEFICIAL OWNER                      OWNERSHIP           SHARES           CLASS
            ----------------                      ---------         ---------       -----------
    The Prudent Bear Fund (1)                    Record and         1,060,976          5.8%
    8140 Walnut Hill Lane, Suite 405             Beneficial
    Dallas, TX  75231

    Newmont Capital Limited (2)                  Record and         1,050,000          5.8%
    681B Sierra Rose Drive                       Beneficial
    Reno, NV  89511

    Richard H. De Voto                           Record and           240,249 (3)      1.3%
                                                 Beneficial

    Gary C. Huber                                Record and           153,141 (4)        *
                                                 Beneficial

    Richard T. Phillips                          Record and            42,500 (5)        *
                                                 Beneficial

    Leland O. Erdahl                             Record and            33,573 (6)        *
                                                 Beneficial

    David K. Fagin                               Record and            60,000 (7)        *
                                                 Beneficial

    Richard F. Mauro                             Record and            27,500 (8)        *
                                                 Beneficial

     All Officers & Directors as a Group         Record and           556,963          3.0%
     (6 persons)                                 Beneficial

         * Less than 1%

(1)      Investment decisions for the Prudent Bear Fund, Inc. are made by David
         W. Tice, Portfolio Manager.

(2) Shares originally held by Franco-Nevada Mining Corporation, Inc., which changed its name to Newmont Capital Limited, and is a wholly owned subsidiary of Newmont Mining Corporation, a U.S. publicly traded company.

(3) This number includes (i) 48,754 shares owned of record; (ii) 140,157 shares held by the Richard H. De Voto Trust No. 1; (iii) 88 shares held as Co-Trustee of Trust for his mother; (iv) an option to purchase 12,500 shares at an exercise price of $6.52 per share; and (v) an option to purchase 38,750 shares at an exercise price of $4.75 per share.

(4) This number includes (i) 51,891 shares owned of record; (ii) an option to purchase 7,500 shares at an exercise price of $6.52 per share; (iii) an option to purchase 50,000 shares at an exercise price of $1.00 per share; (iv) an option to purchase 18,750 shares at an exercise price of $4.75 per share; and (v) an option to purchase 25,000 shares at an exercise price of $1.00 per share.

(5) This number includes (i) an option to purchase 25,000 shares at an exercise price of $1.00 per share; (ii) an option to purchase 5,000 shares at an exercise price of $4.75 per share; and (iii) an option to purchase 12,500 shares at an exercise price of $1.00 per share.

(6) This number includes (i) 13,573 shares owned of record; (ii) an option to purchase 2,500 shares at an exercise price of $12.00 per share;
         (iii) an option to purchase 2,500 shares at an exercise price of $3.24 per share; (iv) an option to purchase 2,500 shares at an exercise price of $0.64 per share; and (v) an option to purchase 2,500 shares at an exercise price of $1.00 per share; and (vi) an option to purchase 10,000 shares at an exercise price of $1.05 per share.

(7) This number includes (i) an option to purchase 50,000 shares at an exercise price of $0.75 per share; and (ii) an option to purchase 10,000 shares at an exercise price of $1.05 per share.

(8) This number includes (i) an option to purchase 12,500 shares at an exercise price of $0.52 per share; (ii) an option to purchase 2,500 shares at an exercise price of $0.64 per share; (iii) an option to purchase 2,500 shares at an exercise price of $1.00 per share; and (iv) an option to purchase 10,000 shares at an exercise price of $1.05 per share.

                              ELECTION OF DIRECTORS

    The Company's Bylaws provide that the number of members of the Board shall be five, divided into three classes. Cumulative voting in election of directors is not permitted. Directors are elected by plurality vote of the shares represented at the Meeting.

    Two Directors, David K. Fagin and Richard F. Mauro, have been nominated for re-election at the Meeting. UNLESS AUTHORITY IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THESE DIRECTORS, TO SERVE FOR THREE-YEAR TERMS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

                             OFFICERS AND DIRECTORS

    The following table lists the names, ages, and positions of the executive officers and directors of the Company as of April 22, 2002. Directors are divided into classes, each of which is elected to serve for three years, with one class being elected each year. All officers have been appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual is set forth below the table.

                                                                                             DIRECTORS' TERMS
             NAME                     AGE                     POSITION                            EXPIRE
             ----                     ---                     --------                       ----------------
Richard H. De Voto                    67     President, Director and Chairman of the               2004
                                             Board

Gary C. Huber                         50     Vice President-Finance, Corporate                     2003
                                             Secretary and Director

Leland O. Erdahl                      73     Director                                              2003

David K. Fagin                        64     Director                                              2002

Richard F. Mauro                      57     Director                                              2002

Richard T. Phillips                   47     Treasurer

         DR. RICHARD H. DE VOTO was a founder of the Company and has been a Director of the Company since its formation in 1979. Dr. De Voto served as President of the Company from September 1979 to April 1985, and became President again in April 1987. He is President of CR Montana Corporation, CR Briggs Corporation, and CR International Corporation, each wholly owned subsidiaries of the Company. Dr. De Voto is Professor Emeritus of Geology at the Colorado School of Mines, where he taught from 1966 to 1987. Dr. De Voto was a founder of the private Australian mining firm, Canyon Resources Proprietary Ltd., which later became Delta Gold N.L., a publicly listed company of which he was a Director from 1983 to 1989.

         GARY C. HUBER was a founder of the Company and served as Corporate Secretary of the Company from inception in 1979 through June 1986, as Treasurer from 1980 through December 1991, as Vice President from April 1985 to April 1987, and as Vice President-Finance since April 1987. He was elected as a Director of the Company in June 1985. Dr. Huber has been responsible for the financial operations of the Company since its inception and currently serves as Corporate Secretary.

         LELAND O. ERDAHL has been a Director of the Company since February 1986. He served as President and CEO of Stolar, Inc., a privately held service and communication supply company for the mining industry, from July 1987 to September 1991, and as President and CEO of Albuquerque Uranium Corporation, a privately held company engaged in the production and sale of uranium from November 1987 to January 1992. Mr. Erdahl also served as a Vice President and Chief Financial Officer of Amax Gold Inc. from March 1997 to June 1998, and in September 2001, retired as President and CEO of Nord Pacific Limited. Mr. Erdahl currently serves as a Director of Hecla Mining Company and Uranium Resources, Inc., both publicly held mineral resources companies. Mr. Erdahl plans to retire in May 2002 as a Director of Hecla Mining Company.

         DAVID K. FAGIN has been a Director since June 2000. From May 1992 to May 1996, Mr. Fagin served as Chairman and CEO of Golden Star Resources Ltd. and from then to January 1998 as non-executive Chairman of Golden Star Resources Ltd. From July 1997 to February 2000, he also served as Chairman and CEO of Western Exploration and Development Ltd., a privately held exploration company, and since February 2000, he has served as a consultant. Mr. Fagin has also served as President and Director of both Homestake Mining Company and Rosario Resources Corporation, and a Vice President of AMAX Inc. He currently serves as a Director of Pacific Rim Mining Company, Golden Star Resources Ltd. and Miranda Mining Corporation, publicly held mining companies, as well as a Director or Trustee for the public mutual funds managed by T. Rowe Price.

         RICHARD F. MAURO was appointed a Director of the Company on April 9, 1999 to fill the unexpired term of a former Director. He was a co-founder and served as Executive Vice President of Castle Group, Inc., an investment management firm, from 1992 to 1997. From 1997 to 1999, he served as a consultant and attorney in private law practice and since 1999, Mr. Mauro has served as a partner in the law firm of Moye, Giles, O'Keefe, Vermeir and Gorrell LLP. In 1985 he co-founded the law firm Parcel Mauro and served as President. He was former President of Sundance Oil Exploration Company in 1985.

         RICHARD T. PHILLIPS was appointed Treasurer of the Company in December 1991. Initially joining the Company as Controller in July 1991, he is responsible for the Company's cash management, risk management, and financial reporting functions. From 1988 to 1991, Mr. Phillips served as Controller for Western Gold Exploration and Mining Company, a gold mining partnership between Minorco and Inspiration Resources Corporation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

                          BOARD MEETINGS AND COMMITTEES

         During the Company's 2001 fiscal year, the Board met five times. All of the Directors were present or attended by conference call for 75% or more of the meetings of the Board and committees upon which they served that were held during their individual incumbencies.

         The Company's Audit Committee ("Audit Committee") is comprised of Messrs. Erdahl (Chairman), Fagin and Mauro, all independent Directors as defined by the American Stock Exchange Listings Standards. The Audit Committee reviews the independent public accountants' reports and audit findings, the scope and plans for future audit programs, independence of the independent accountants, and annual financial statements. The Audit Committee also recommends the choice of independent public accountants to the full Board. Two Audit Committee meetings were held in 2001. The Company's Board of Directors has adopted a written charter for the Audit Committee.

         The Company's Compensation Committee ("Compensation Committee") is currently comprised of Messrs. Mauro (Chairman), Erdahl and Fagin, all independent Directors. The Compensation Committee reviews and makes recommendations to the Board concerning the salaries paid to the Company's officers. The Compensation Committee held one meeting in 2001.

         The Company's Nominating Committee ("Nominating Committee") is currently comprised of Messrs. Mauro (Chairman), Erdahl and Fagin, all independent Directors. The Nominating Committee selects and recommends nominees to the Board of Directors to be elected by shareholder vote at the Annual Meeting of Shareholders. The Nominating Committee also selects and recommends:
(i) nominees to be elected by the Board of Directors to fill any Board vacancies, and (ii) nominees to be elected as corporate officers by the Board of Directors. The Nominating Committee will consider for nomination to become directors any persons recommended by stockholders. Recommendations may be submitted to the Nominating Committee in care of the Secretary of the Corporation at 14142 Denver West Parkway, Suite 250, Golden, Colorado 80401.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors has oversight responsibility for the Company's financial reporting processes and the quality of its financial reporting. In reporting this oversight function, the Audit Committee relied upon information and advice received in discussions with the Company's management and with the auditors, PricewaterhouseCoopers LLP.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

         In connection with the December 31, 2001, financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management including the quality of the accounting principles applied and significant judgments used in preparing the Company's financial statements, (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61, including the independent auditor's judgment of accounting principles applied and significant judgments used in preparing the Company's financial statements, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Statement

No. 1 (Communication with Audit Committee) and discussed with the auditors the independence of PricewaterhouseCoopers LLP. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

                                 Audit Committee

                                 Leland O. Erdahl, Chairman
                                 David K. Fagin
                                 Richard F. Mauro

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP has been the independent accounting firm that audits the financial statements of Canyon Resources Corporation and its subsidiaries since 1979. In accordance with standing policy, PricewaterhouseCoopers LLP periodically changes the personnel who work on the audit.

         In addition to performing the audit of the Company's annual consolidated financial statements, PricewaterhouseCoopers LLP provided other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

                  Audit fees for audit and review of
                  the Company's 2001 financial
                  statements                               $88,500

                  Financial information systems
                  design and implementation fees                --

                  All other fees                           $ 2,500

         The Audit Committee reviews summaries of the services provided by PricewaterhouseCoopers LLP and the related fees. The Audit Committee considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP, with the auditors' independence and concluded that these services were compatible. Representatives from this firm will be at the annual meeting to answer any appropriate questions and will have the opportunity to make a statement if they desire to do so. The Board of Directors has selected PricewaterhouseCoopers LLP as Auditor for the 2002 audit.

                             EXECUTIVE COMPENSATION

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Leland O. Erdahl, David K. Fagin, and Richard F. Mauro currently serve as the Compensation Committee for the Board. No committee member is an officer or employee of the Company or any of its subsidiaries.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

         The report of the Compensation Committee and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

         OVERALL POLICY

         Salary compensation of the Company's executive officers is determined by the Board. The Compensation Committee is responsible for considering specific information and making recommendations to the full Board with respect to compensation matters. The Compensation Committee voting membership is comprised of three outside directors appointed annually by the Board. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans, and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

         The key elements of the Company's executive compensation consist of base salary, an incentive compensation plan, and stock options. The Compensation Committee makes recommendations and the Board acts on salary levels of officers, on the incentive compensation plan, and on employee stock option awards. In making recommendations concerning executive compensation, the Committee reviews individual executive performance, corporate performance, stock price appreciation, and total return to shareholders for the Company as well as a peer group of public North American gold-mining companies. The peer group of companies used for compensation analysis includes many of the selected peer group identified in the Performance Graph set forth below.

         The Compensation Committee recommends to the Board compensation levels for the President (Chief Executive Officer) and other officers of the Company. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the views of Richard H. De Voto, the Company's Chief Executive Officer.

         SALARIES

         Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other similar mining companies.

         The salary levels of the Chief Executive Officer and other officers of the Company for the following calendar year are generally established by the Board at its December meeting. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. In a particular business unit, such unit's financial, operating, cost containment, and productivity results are also considered. The Compensation Committee, where appropriate, also considers other performance measures, productivity, cost control, safety, environmental awareness, and improvements in relations with shareholders, employees, the public, and government regulators.

         Gold prices continued falling during 2001 to a new low price which averaged $271 per ounce for the year. As in prior years, the continuing decrease in gold prices created an adverse environment which proved difficult for the Company's operations. However, during the year, there were certain events that the Compensation Committee and the Board did consider to be important and successful to the Company. These areas of success for the year included:

         o with gold prices at an historic low, the Briggs Mine's outstanding debt was reduced by 30% from $5.3 million to $3.7 million;

         o the Company reached agreement with the Montana State Department of Environmental Quality concerning certain aspects of the Kendall reclamation which led to the transfer of $1.8 million to the State for use in reclamation at the Kendall Mine site;

         o the Company initiated the amendment to the Briggs Loan Agreement which reamortized the remaining loan balance over a longer period to match projected gold production and improve cash flow;

         o the Company purchased back the 2% royalty at the Briggs Mine covering 175,000 ounces of gold production which improved cash flow from the mine;

         o total cash costs decreased at the Briggs Mine from $272 per ounce to $232 per ounce, for a 15% improvement;

         o the Company initiated an underground exploration and development program which improved production and expanded gold reserves and resources;

         o   the Company achieved its highest level of historic gold production;

         o the Company continued advancement of the Seven-Up Pete litigation in both state and federal courts seeking to overturn I-137 or obtain compensation for the Company's McDonald gold deposit;

         o the Company initiated a redesign of the McDonald Gold Project for improving the environmental safety and project economics;

         o the Company improved corporate liquidity by funds raised in two separate private equity transactions.

         The Compensation Committee believes that the Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and dedicated to the growth in shareholder value of the Company. The Compensation Committee further believes that the Chief Executive Officer, as well as the other officers of the Company, are receiving salary compensation in the mid-range of peer-group levels and that their performance incentives are heavily based on their personal shareholding and/or incentive stock options in the Company. Because of the continuing pricing problems facing the gold industry and the Company, no increases in annual cash compensation have been granted since April 1, 1996 to Mr. De Voto. Stock options were, however, granted to officers with the view that such awards align their interest directly with that of the shareholders.

         INCENTIVE COMPENSATION PLAN

         The Company's Board of Directors is committed to providing a strong incentive compensation opportunity to encourage and reward superior performance. Corporate objectives are to build a team-driven environment which will result in increased mineral production, cash flow and profitability by means of development of current reserves and discovery of new mineral deposits. On January 1, 1997, a performance-driven, variable pay Incentive Compensation

Plan was implemented by the Board, designed to measure and reward executive officer's performance based on several key performance indicators. The indicators used to measure performance include:

             o annual share price change compared to a peer group of companies,

             o cash flow,

             o net income per share,

             o ounces of gold produced,

             o total mineable (profitable) ounces of gold reserves,

             o successful completion of merger and/or acquisition transactions,
               and

             o discretionary views and recommendations of the Chief Executive
               Officer.

         The Board of Directors feels that by moving from a "fixed" base pay compensation structure to a structure with more emphasis on "variable" incentive pay, a corporate environment will be created which is goal-oriented, results-driven, profit-focused, time sensitive and entrepreneurial. No payments have been made under this plan.

         STOCK OPTIONS

         Under the Company's Non-Qualified Stock Option Plan ("Non-Qualified Plan") and the Incentive Stock Option Plan ("ISO Plan"), stock options are granted to the Company's key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee recommends the size of the stock option grants based on factors, including competitive compensation data, similar to those used to determine salaries.

         Stock options are intended to align the interests of the executives with those of the shareholders. To date, all stock options granted from either the Non-Qualified Plan or the ISO Plan are granted with an exercise price equal to the market price of the Common Stock on the date of grant and are generally exercisable over a 2-5 year period for the ISO Plan, or exercisable during any period up to 5 years for the Non-Qualified Plan. This approach is designed to provide executive incentive for creation of additional shareholder value over the longer term since the benefit of the option awards cannot be realized unless stock price appreciation occurs within the option period.

         CONCLUSION

         The Company's executive compensation is linked to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, and in particular the depressed gold prices, from time to time may result in an imbalance for a particular period.

         This Report has been provided by the Compensation Committee.

                                         Richard F. Mauro, Chairman
                                         Leland O. Erdahl
                                         David K. Fagin


                            COMPENSATION OF OFFICERS

    The following tables show compensation during the fiscal years ended December 31, 2001, 2000 and 1999, and option grants and option exercises during the fiscal year ended December 31, 2001, of those persons who were, at

December 31, 2001 (i) the Chief Executive Officer and (ii) the two other most highly compensated executive officers of the Company whose total compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL             LONG-TERM
                                       COMPENSATION        COMPENSATION
                                       ------------        ------------
                                                              Awards
                                                           ------------
                                                            Securities
                                                            Underlying           ALL OTHER
      NAME AND                            SALARY              Options           COMPENSATION
  PRINCIPAL POSITION        YEAR            ($)                 (#)               ($)(1)
  ------------------        ----       ------------        ------------         ------------
Richard H. De Voto          2001           200,000            75,000               5,100
President, CEO              2000           200,000            75,000               5,100
                            1999           200,000            75,000               4,800

Gary C. Huber               2001           152,250            50,000               4,567
Vice President-             2000           152,250            50,000               4,567
   Finance                  1999           152,250            50,000               4,800


Richard T. Phillips         2001           110,000            25,000               3,300
Treasurer                   2000           100,000            25,000               3,000
                            1999           100,000            25,000               3,000


(1) Amounts included in All Other Compensation were paid pursuant to the Company's 401(k) plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential Realizable
                                                                                          Value at Assumed Annual
                                                                                          Rates of Stock Price
                                                                                          Appreciation
                                   INDIVIDUAL GRANTS                                      for Option Term
        --------------------------------------------------------------------------------  -----------------------
                          Number of
                          Securities        Percent of Total
                      Underlying Options   Options Granted to   Exercise or
                            Granted           Employees in       Base Price   Expiration
        Name                  (#)              Fiscal Year       ($/Share)       Date       5% ($)       10% ($)
        ----          ------------------   ------------------   -----------   ----------    ------       -------
Richard H. De Voto        75,000 (1)              37.3              1.04       06/05/06     21,550       47,620

Gary C. Huber             50,000 (1)              24.9              1.04       06/05/06     14,367       31,747

Richard T. Phillips       25,000 (1)              12.4              1.04       06/05/06      7,183       15,873

(1) Options were granted on December 06, 2001, at an exercise price equal to the Common Stock closing price as quoted on AMEX on the grant date.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES (1)

                            Number of Securities           Value of Unexercised
                                 Underlying               In-The-Money Options at
                       Unexercised Options at FY-End              FY-End
                                     (#)                            ($)
                       -----------------------------    ---------------------------
         Name           Exercisable    Unexercisable    Exercisable   Unexercisable
         ----          ------------    -------------    -----------   -------------
Richard H. De Voto         163,750        150,000          3,375            --

Gary C. Huber              101,250        100,000          2,250            --

Richard T. Phillips         42,500         50,000          1,125            --

(1) Based on the closing price of $1.03 of Common Stock as quoted on AMEX at 12/31/01.

         No options were exercised during 2001.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Company's Common Stock for the period December 29, 1996, through December 31, 2001, compared to the cumulative total return of three other stock market indices: 1) the AMEX Market Value Index, 2) an index comprised of a group of peer companies engaged in precious metal mining, and 3) the Standard and Poor's Gold Index.

The peer group of North American mining companies includes data from nine companies, all of which are listed on NASDAQ, AMEX, or NYSE. The nine companies are: Kinross Gold Corporation, Bema Gold Corporation, Coeur d'Alene Mines Corporation, Crown Resources Corporation, Dayton Mining Corporation, Glamis Gold Ltd., Hecla Mining Company, Sunshine Mining and Refining Company, and Vista Gold Corp. The Standard and Poor's Gold Index includes data from the following North American gold mining companies: Barrick Gold Corporation, Newmont Gold Company, and Placer Dome Inc.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/29/96)

                                    [CHART]

TOTAL RETURN ANALYSIS
                                     12/29/96      12/31/97      12/31/98       12/31/99      12/31/00       12/31/01
                                     --------      --------      --------       --------      --------       --------
CANYON RESOURCES                     $100.00       $ 42.83       $  9.52        $ 11.89       $  9.52        $  9.80
S&P GOLD                             $100.00       $ 65.72       $ 57.63        $ 55.55       $ 45.74        $ 51.76
AMEX MARKET VALUE INDEX              $100.00       $121.29       $123.40        $159.41       $166.17        $172.24
PEER GROUP                           $100.00       $ 46.53       $ 27.68        $ 19.02       $  7.94        $ 14.08

         Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

                            COMPENSATION OF DIRECTORS

         During 2001, the Company paid its Directors who are not officers, employees, or otherwise retained by the Company an annual Director's fee of $5,000, plus $1,000 for each attended meeting of the Board ($250 for each telephonic meeting) and $500 for each Compensation and Audit Committee meeting. The Chairman of the Audit Committee received an additional $2,000 of compensation. The Company reimburses its Directors for expenses incurred in attending meetings.

         During 2001, Leland O. Erdahl, David K. Fagin, and Richard F. Mauro, were each granted options to purchase 10,000 shares of Common Stock at an exercise price of $1.05 per share that are exercisable as of June 6, 2002 and which expire on June 5, 2006. The options were granted under the Company's Non-Qualified Stock Option Plan with an exercise price equal to the closing market price of the Common Stock on the date of grant.

         CHANGE IN CONTROL ARRANGEMENT

         The Company has entered into employment agreements with certain executive employees, including Messrs. De Voto, Huber, and Phillips which are only effective in the event of a "change in control" of the Company, as defined in the employment agreements. Upon the occurrence of such a change in control, the Company has agreed to continue the executives' employment and the executives have agreed to remain in the Company's employ for a period ranging from six to twenty-four months after such change in control (the "Employment Period"). During the Employment Period, the executive shall receive a prorated annual base salary at least equal to twelve times the highest monthly base salary paid to the executive by the Company during the twelve-month period immediately preceding the month in which the change of control occurs. Further, under the agreement, the executive may terminate the employment agreement for "good reason." If terminated for good reason, the executive is entitled to receive any accrued obligations to such executive plus the executive's salary payable for the remainder of the Employment Period. "Good reason" is defined in the agreement to include: (i) a significant diminution of the executive's duties,
(ii) a failure of the Company to pay salary and other amounts due under the agreement, (iii) requiring the executive to move beyond a 20 mile radius of the Company's principal office, (iv) an unauthorized termination of the executive, or (v) failure of the Company to require any successor company to honor the provisions of the employment agreement.

                              SHAREHOLDER PROPOSALS

         Proposals by shareholders of the Company to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company no later than January 1, 2003, to be included in the Company's Proxy Statement and proxy for that meeting. If a shareholder intends to submit a proposal at the meeting that is not included in the Company's proxy statement, and the shareholder fails to notify the Company prior to March 18, 2003 of such proposal, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held. The proponent must own 1% or more of the outstanding shares or $2,000.00 in value of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                                  ANNUAL REPORT

         The Annual Report to Shareholders concerning the operation of the Company during the fiscal year ended December 31, 2001, including audited financial statements for the year then ended, has been enclosed with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

                                  OTHER MATTERS

         The Board knows of no other special business to be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         UPON A WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 22, 2002. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY'S SECRETARY, C/O CANYON RESOURCES CORPORATION, 14142 DENVER WEST PARKWAY, SUITE 250, GOLDEN, COLORADO 80401.

                                       By Order of the Board of Directors



                                       Gary C. Huber
April 30, 2002                         Corporate Secretary

                                     (Front)

PROXY                     CANYON RESOURCES CORPORATION                     PROXY
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401


The undersigned holder of Common Stock acknowledges receipt of Notice of an Annual Meeting of Shareholders of Canyon Resources Corporation, hereby appoints Richard H. De Voto and Gary C. Huber, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Canyon Resources Corporation held of record by the undersigned on April 22, 2002, at the Annual Meeting of Shareholders to be held on June 13, 2002, or at any adjournment thereof, with respect to the following:

    ELECTION OF DIRECTORS -  Nominees

               David K. Fagin                     Richard F. Mauro

    [ ] FOR all nominees (except as specifically    [ ] WITHHOLD AUTHORITY
            listed below)                               to vote for all

                                    NOMINEES

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

IF AUTHORITY IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

-------------------------------------------------------------------

                 (Continued and to be signed on reverse side.)






                                     (Back)



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DAVID K. FAGIN AND RICHARD F. MAURO AS DIRECTORS, AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                        DATE:
                                              ---------------------------------


                                        ---------------------------------------
                                        SIGNATURE

                                        ---------------------------------------
                                        SIGNATURE IF HELD JOINTLY

                                        (PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON YOUR STOCK CERTIFICATE(s). IF
                                        MORE THAN ONE NAME APPEARS BECAUSE OF
                                        JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD
                                        SIGN.)